EXHIBIT 10.35
AMENDMENT NO. 1 TO THE JOHN B. SANFILIPPO & SON, INC. 2008 EQUITY
INCENTIVE PLAN
     Section 1.43(b), “Termination of Service”, of the John B. Sanfilippo & Son, Inc. 2008 Equity Incentive Plan is hereby amended by deleting the word “Committee” and inserting in its place the word “Board”.